EXHIBIT B-1(b)


                               AMENDMENT NO. 2 TO
                            STOCK PURCHASE AGREEMENT

     THIS AMENDMENT NO. 2, dated as of April 30, 2004, to the STOCK PURCHASE AGREEMENT, dated as of February 2, 2004, is entered into by and among Ameren Corporation, a Missouri corporation ("Purchaser"), Illinova Corporation, an Illinois corporation ("Seller"), Illinova Generating Company, an Illinois corporation ("IGC"), and Dynegy Inc., an Illinois corporation ("Dynegy"). Dynegy, IGC and Seller are referred to herein as the "Dynegy Parties".

                              W I T N E S S E T H:

     WHEREAS, Purchaser and the Dynegy Parties entered into a Stock Purchase Agreement, dated February 2, 2004, as amended by Amendment No. 1 dated as of March 23, 2004 (the "Amended Agreement"), providing for the sale to Purchaser of all of the capital stock of Illinois Power Company, an Illinois corporation, held by Seller, and IGC's 20% share of Electric Energy, Inc., an Illinois corporation; and

     WHEREAS, Purchaser and the Dynegy Parties wish to amend the Amended Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and agreements set forth herein, the parties hereto hereby agree as follows:

          Section 1 Defined Terms. All capitalized terms used and not defined herein have the meanings set forth in the Amended Agreement.

          Section 2 Amendment to Section 5.21. Section 5.21(b) of the Amended Agreement is amended by changing the reference to "90 days" in the second sentence to "120 days".

          Section 3 Amendment to Exhibit B. Exhibit B to the Amended Agreement is amended by changing the reference to "ninety (90) days" in the bracketed note at the top of page 1 of Exhibit B to "one hundred twenty (120) days".

          Section 4 No Other Amendments. Except as set forth herein, the Amended Agreement remains in full force and effect.

          Section 5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Seller, IGC, Dynegy and Purchaser have caused this Amendment No. 2 to the Original Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         ILLINOVA CORPORATION


                                         By /s/ Robert T. Ray
                                            -----------------------------------
                                            Name:  Robert T. Ray
                                            Title: Sr. Vice President-Treasurer

                                         ILLINOVA GENERATING COMPANY


                                         By /s/ Robert T. Ray
                                            -----------------------------------
                                            Name:  Robert T. Ray
                                            Title: Sr. Vice President-Treasurer

                                         DYNEGY INC.


                                         By /s/ Robert T. Ray
                                            -----------------------------------
                                            Name:  Robert T. Ray
                                            Title: Sr. Vice President-Treasurer

                                         AMEREN CORPORATION


                                         By /s/ Steven R. Sullivan
                                            -----------------------------------
                                            Name:  Robert T. Ray
                                            Title: Senior Vice President
                                                   Governmental/Regulatory
                                                   Policy, General Counsel &
                                                   Secretary